UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

 Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 22, 2018 (March 16, 2018)

FC Global Realty Incorporated

(Exact Name of Registrant Specified in Charter)

Nevada	0-11635	59-2058100
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

40 Ramland Road South, Suite 200, Orangeburg, NY	10962
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:   215-619-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

 ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 16, 2018, FC Global Realty Incorporated (NASDAQCM/TASE: FCRE, the “Company”) entered into a Letter Agreement with Opportunity Fund I-SS, LLC (the “Fund”), pursuant to which, under Sections 2(d) and 2.5(d) of the Securities Purchase Agreement between the Fund and the Company, the Fund consented to the use by the Company of the remaining net proceeds raised by the Fund and invested in the Company for those purposes outlined in the Estimated Monthly Cash Flow Budget dated March 14, 2018 (the “Budget”).

The consent is contingent upon (i) the Company agreeing to the terms of the Letter Agreement and executing it in turn, and (2) the Company’s covenant to provide to the Fund, on a quarterly basis, on or prior to fifteen days after the end of each quarter, a report that compares the actual expenses and payments incurred and paid in the quarter to those specified in the Budget. That report must be certified by the Company’s Chief Financial Officer as true and correct in all material expenses. The Fund’s consent to the use of the proceeds is not intended to or be construed to mean any acknowledgment, agreement, confirmation or ratification of the Budget by the Fund.

ITEM 8.01 OTHER INFORMATION

Effective March 16, 2018, Richard Leider, a member of the Company’s board of directors, has been appointed by the board to serve on its Audit Committee in place of Darrel Menthe, who resigned from the board of directors effective March 5, 2018.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d) EXHIBITS.

10.1	Securities Purchase Agreement, dated December 22, 2017, between the Company and Opportunity Fund I-SS, LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 29, 2017).

10.2	Letter Agreement, dated March 16, 2018, between the Company and Opportunity Fund I-SS, LLC.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this current report to be signed on its behalf by the undersigned hereunto duly authorized.

FC GLOBAL REALTY INCORPORATED

Date: March 22, 2018	By:	/s/ Vineet P. Bedi
Vineet P. Bedi
Chief Executive Officer